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Exhibit 99.1

Name Change—The company recently changed its corporate parent name to Universal Access Global Holdings Inc. to streamline its communications and make it easier for investors and customers to connect the parent company with its subsidiaries, including U.S.-focused Universal Access Inc. The company's common stock will continue to trade under the symbol UAXS on the Nasdaq Stock Market®.

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  Exhibit 99.1